Exhibit 10.3

MAXYGEN, INC.

AMENDMENT NO. 1 TO

CHANGE OF CONTROL AGREEMENT

This AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (the “Amendment No. 1”), dated March 3, 2003, is made by and between MAXYGEN, INC., a Delaware corporation (the “Company”), and ____________ (the “Executive”).

WHEREAS, the Company and the Executive have entered into a Change of Control Agreement dated ____________ (the “Original Agreement”); and

WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company stockholders to amend the Original Agreement as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

1.    The definitions shall be amended as follows:

1.1    Section 2(f), the definition of “Change of Control”, is hereby amended by deleting the “or,” between subsections (v) and (vi) and adding the following at the end of the paragraph:

“or (vii) a sale of substantially all the assets of the Company’s protein pharmaceutical business.”

2.    The benefits in the event of a Change of Control shall be amended as follows:

2.1    Section 3(a)(i) is hereby amended by changing “two times” to “three times”.

2.2    The final sentence of Section 3(a) is hereby amended by changing “two (2) years from the date of termination” to “three (3) years from the date of termination.”

2.3    New Section 3(e) is hereby added as follows:

“(e) If the Change of Control is the result of the circumstances described in subsection (vii) of Section 2(f), the benefits described in Section 3(a) shall be payable to the Executive upon cessation of employment with the Company (for any reason) that occurs after the earlier to occur of (x) twelve (12) months after the Change of Control and (y) disposition of all or substantially all the remaining assets of the Company.”

2.4    New Section 3(f) is hereby added as follows:

“(f) If the Executive is eligible for severance benefits pursuant to this Article 3, then Executive shall be eligible for and considered for a bonus for the calendar year in which the Executive’s employment terminates at the same time other employees are considered for a bonus for such calendar year even though the Executive will no longer be an employee of the Company at that time; provided, however, any such bonus shall be pro-rated based on the effective date of Executive’s termination.”

3.    Except as expressly provided herein, the terms of the Original Agreement shall remain in full force and effect.

MAXYGEN, INC.

By:
Isaac Stein
Chairman

THE EXECUTIVE

Name:

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